EXHIBIT 99.2

NEWS RELEASE

Lincoln Financial Group Takes Additional Steps to Streamline the Organization,
Reduce Expenses, and Increase Operational Effectiveness

Total Annualized Expense Savings Target Increased to $250 Million; Key Leaders Named

Philadelphia, PA, March 16, 2009 – Lincoln Financial Group (NYSE:LNC) today announced that it is taking additional steps to streamline the organization and reduce expenses during this period of prolonged economic stress. The company has also made several key leadership appointments designed to support the company’s growth and operational effectiveness: Mark E. Konen has been named President of Retirement Solutions as well as Insurance Solutions; Charles C. Cornelio has been appointed Executive Vice President and Chief Administrative Officer; and Heather Dzielak has been named Chief Marketing Officer.

Given the continuing difficulty in market conditions, Lincoln Financial initiated a company-wide restructuring effort at the end of last year. This effort has already identified estimated run-rate cost saves of $150 million, pre-DAC and pre-tax, by year-end 2009, as previously disclosed. Additional actions currently underway will increase expense-save targets to approximately $250 million, pre-DAC and pre-tax, by year-end 2009.

Dennis R. Glass, president and CEO of Lincoln Financial, said, “These initiatives represent our ongoing commitment to appropriately align our structure to the external environment while continuing to execute on our business strategies. The recent dividend actions, which will reduce our holding company cash requirements by $400 million annually, combined with the after-tax impact of our expense reductions, improves our annualized cash run rate by approximately $550 million.”

The leadership moves reinforce the company’s strategic alignment around insurance and retirement solutions while preserving its focus on responsive product development. Konen, who previously served as interim head of Retirement Solutions, will continue to focus on the division’s strategy of following customers through their cycle of investing, from asset accumulation to income distribution. He will also maintain his current responsibilities as president of Insurance Solutions, which is focused on a customer’s wealth protection and wealth transfer needs throughout life, and work to leverage potential strategies between the two divisions.

Cornelio leads the newly formed Enterprise Services Group, comprised of Law, Compliance, Marketing, Information Technology (IT) and Shared Services, which includes the organization’s customer service centers. As head of the Enterprise Services Group, Cornelio will continue to spearhead many enterprise-wide programs, including leading the current restructuring effort.

Dzielak, reporting to Cornelio, will lead the research, marketing, advertising and strategic communications functions, and support business unit priorities while exploring further ways to drive growth and innovation.

“Our leaders are drawing on their extensive industry experience to navigate through this difficult period while driving initiatives that are designed to serve our customers and fuel our growth. Mark’s deep expertise in product development and risk management will keep us focused on providing financial solutions designed to address customers’ needs throughout their lives. Chuck’s specific experience in designing operational structures that maximize efficiency and effectiveness will be instrumental to our overall success. Heather’s leadership will foster close and effective collaboration across the organization, along with greater integration of marketing programs,” added Glass.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in the Philadelphia region, the companies of Lincoln Financial Group had assets under management of $178 billion as of December 31, 2008. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services. Affiliates also include: Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; and Lincoln UK. For more information, including a copy of our most recent SEC reports containing our balance sheets, please visit www.LincolnFinancial.com.

Investor Contacts:

Jim Sjoreen
484 583-1420
E-mail: Investorrelations@LFG.com

Media Contact:

Laurel O’Brien
484 583-1735
E-mail:  MediaRelations@LFG.com

Forward Looking Statements — Cautionary Language

Certain statements made in this release and in other written or oral statements made by Lincoln or on Lincoln's behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe", "anticipate", "expect", "estimate", "project", "will", "shall" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results, and the outcome of contingencies, such as legal proceedings.  Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Continued deterioration in general economic and business conditions, both domestic and foreign, that may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results;

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Continued economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of the U.S. Treasury's Troubled Asset Relief Program on the economy; and Lincoln’s ability to participate in the program;
•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln's products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries, and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of Lincoln's fixed annuity and life insurance businesses and demand for Lincoln's products;
•
A decline in the equity markets causing a reduction in the sales of Lincoln's products, a reduction of asset-based fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln's variable annuity products;

•
Ineffectiveness of Lincoln's various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

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A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln's assumptions used in pricing its products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of stranger-originated life insurance business;

•	Changes in GAAP that may result in unanticipated changes to Lincoln's net income;

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Lowering of one or more of Lincoln's debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on Lincoln's ability to raise capital and on its liquidity and financial condition;

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Lowering of one or more of the insurer financial strength ratings of Lincoln's insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of its insurance subsidiaries and liquidity;

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Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln's companies requiring that Lincoln realize losses on such investments;

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The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln's ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that Lincoln has purchased;
•	Acts of terrorism, war or other man-made and natural catastrophes that may adversely affect Lincoln's businesses and the cost and availability of reinsurance;
•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

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The unknown impact on Lincoln's business resulting from changes in the demographics of Lincoln's client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers.

The risks included here are not exhaustive. Lincoln's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln's business and financial performance. Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of the release.